UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2014

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders.

Signatures

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 8, 2014, the Company held its Annual Meeting of Stockholders, at which the stockholders approved the following proposals: (1) the re-election of Yoram Bronicki, David Granot, and Robert E. Joyal to the Board of Directors for new terms of three years each; (2) approval, on an advisory basis, of the compensation of the Company’s named executive officers; (3) approval of the amendment to the Company’s 2012 Incentive Compensation Plan to increase the total number of shares underlying options, SARs or other awards that may be granted to newly-hired executive officers; and (4) ratification of the appointment of PricewaterhouseCoopers LLP to act as the Company’s independent auditor for the fiscal year ending December 31, 2014.

The voting results were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Election of Director Yoram Bronicki	29,595,217	3,434,624	4,057
Election of Director David Granot	32,842,711	185,230	5,957	2,901,518
Election of Director Robert E. Joyal	32,842,196	185,530	6,172

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval, on an advisory basis, of the compensation of the Company’s named executive officers	32,336,365	471,610	225,920	2,901,521

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of the amendment to the Company’s 2012 Incentive Compensation Plan to increase the total number of shares underlying options, SARs or other awards that may be granted to newly-hired executive officers	31,593,058	1,411,055	29,782	2,901,521

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Appointment of PricewaterhouseCoopers LLP	35,673,140	237,954	24,322	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date: May 12, 2014

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